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                                                                    EXHIBIT 23.1



             CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Imagyn Medical, Inc. of our report dated April 8, 1996, on our audit of the financial statements of Imagyn Medical, Inc., as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, which report is included in the Registration Statement on Form S-1 (No. 333-3542), filed with the Securities and Exchange Commission.


                                                        Coopers & Lybrand L.L.P.

Newport Beach, California
November 5, 1996